SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): May 11, 2001 (May 11, 2001)

                        American General Corporation
             (Exact Name of Registrant as Specified in Charter)

                                   Texas
               (State or Other Jurisdiction of Incorporation)

        001-07981                                      74-0483432
 (Commission File Number)                   (IRS Employer Identification No.)


         2929 Allen Parkway
         Houston, Texas                                            77019
         (Address of Principal Executive Offices)               (Zip Code)

     Registrant's telephone number, including area code: (713) 522-1111

                               Not Applicable
       (Former name or former address, if changed since last report)



Item 5.           Other Events

         As previously announced, on March 11, 2001, American General Corporation, a Texas corporation (the "Company"), Prudential plc, a public limited company incorporated in England and Wales ("Prudential"), Holborn Delaware Partnership, a Delaware general partnership and a wholly-owned indirect subsidiary of Prudential ("HDP"), and Ascend Merger Corp., a Texas corporation and a wholly-owned subsidiary of HDP ("Ascend Merger Sub"), entered into an Agreement and Plan of Merger (the "Prudential Agreement"). On May 11, 2001, the Company, Prudential, HDP, Ascend Merger Sub and American International Group, Inc., a Delaware corporation ("AIG"), entered into a Tri-Party Agreement, dated as of May 11, 2001, pursuant to which, among other things, the Prudential Agreement has been terminated. A copy of this agreement is attached as Exhibit 2.01 hereto and the terms of which are incorporated by reference herein.

         On May 11, 2001, the Company, AIG and Washington Acquisition Corporation, a Texas corporation and a direct wholly-owned subsidiary of AIG ("Washington Merger Sub"), entered into an Agreement and Plan of Merger, dated as of May 11, 2001, a copy of which is attached as Exhibit
2.02 hereto and the terms of which are incorporated by reference herein.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)      Financial Statements of Business Acquired
                  Not applicable.

         (b)      Pro Forma Financial Information
                  Not applicable.

         (c)      Exhibits

                  Exhibit No.               Description

                  2.01 Tri-Party Agreement, dated as of May 11, 2001, by and among the Company, Prudential, HDP,
                                            Ascend Merger Sub and AIG.

                  2.02 Agreement and Plan of Merger, dated as of May 11, 2001, by and among the Company, AIG and
                                            Washington Merger Sub.




                                 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 11, 2001
                                      American General Corporation


                                      By:       /s/ Mark S. Berg
                                          -----------------------------------
                                           Name:  Mark S. Berg
                                           Title: Executive Vice President and
                                                  General Counsel